UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2013

 CELSION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648-2311

(Address of principal executive offices, including zip code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s 2013 Annual Meeting of Stockholders held on July 19, 2013 (the “Annual Meeting”), the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated June 7, 2013 for the Annual Meeting.

Proposal No. 1

The nominees for election as Class III Directors, each for a three year term, were elected based upon the following vote:

Nominee	For	Withheld	Broker Non-Votes
Dr. Max E. Link	9,829,993	933,963	26,882,572
Mr. Michael H. Tardugno	9,826,375	937,581	26,882,572

In addition to the directors elected above, Dr. Augustine Chow, Mr. Frederick J. Fritz, Mr. Robert W. Hooper and Dr. Alberto Martinez continued to serve as directors after the Annual Meeting.

Proposal No. 2

The proposal to approve, on an advisory basis, the 2013 compensation of the Company’s named executive officers (“Say-on-Pay”), was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
8,390,146	1,410,360	963,450	26,882,572

Proposal No. 3

The proposal to approve, on an advisory basis, the frequency by which future advisory votes on executive compensation will occur was approved for every three years based upon the following votes:

1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
2,831,300	488,106	6,296,619	1,019,319	N/A

Proposal No. 4

The proposal to ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
35,152,177	1,065,685	1,428,666	N/A

Proposal No. 5

The proposal to grant discretionary authority to the Board of Directors to amend the Certificate of Incorporation of the Company, as amended, to effect, at any time on or prior to the date of the 2014 Annual Meeting of Stockholders, a reverse stock split at an exchange ratio within the specified range and to set the number of authorized shares effective immediately after the reverse stock split at 75 million shares was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
27,905,721	9,268,539	472,268	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date:	July 22, 2013	By:	/s/ Jeffrey W. Church
Jeffrey W. Church Senior Vice President and Chief Financial Officer